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                                  EXHIBIT 24.1


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                                A.J. ROBBINS, PC
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Ohio and Southwestern Energy Company on Form S-8 of our report dated April 16, 1998 appearing in the Annual Report on Form 10-KSB of Ohio and Southwestern Energy Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" included in this Registration Statement.


Denver, CO
Dated: July 29, 1998


                                                            /s/A.J. Robbins, PC
                                                            -------------------
                                                               A.J. Robbins, PC
                                                            Certified Public
                                                            Accountants and
                                                            Consultants









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                        303 321-1281 * FAX: 303 321-1288